UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 12, 2008 (November 6, 2008)

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

5901 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement

Please see disclosure under Item 5.02 for certain compensation arrangements between Joe’s Jeans Inc. (the “Company”) and its officers and directors.

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Appointment of Executive Officers

In connection with the annual meeting of the Board on November 6, 2008, the Board re-appointed the following executive officers of the Company to the same positions:  Marc Crossman to the position of President and Chief Executive Officer, Hamish Sandhu as Chief Financial Officer and Joe Dahan as Creative Director effective as of November 6, 2008.  In addition, the Board re-appointed Sam Furrow to continue to serve as Chairman of the Board of Directors in a non-executive capacity.

(e)           Compensation Arrangements

At the annual meeting of the Board on November 6, 2008 and in accordance with the terms and conditions of the Executive Employment Agreement entered into by and between the Company and Marc Crossman, the Compensation Committee of the Board elected to pay Mr. Crossman as President and Chief Executive Officer a discretionary bonus in the amount of $325,000 for his service.  The Compensation Committee set the performance criteria pursuant to which Mr. Crossman will be measured for achievement and payment of his bonus for fiscal 2009.  The metrics considered and discussed to measure Mr. Crossman’s performance for 2008 and 2009 included achievement of net sales and EBITDA goals as compared to the Company’s budget.  In addition, the Compensation Committee approved a recommendation to increase the salary for the Company’s Chief Financial Officer, Hamish Sandhu, to $255,000 per year to be paid in accordance with normal payroll procedures.

In connection with the 2004 Stock Incentive Plan (the “Plan”) on November 6, 2008, the Compensation Committee of the Board approved grants of restricted stock units (“RSUs”) as follows: (i) Mr. Crossman in the amount of 780,546 RSUs that vest 1/3 on each anniversary date of the grant in 2009, 2010 and 2011, respectively; (ii) 109,091 RSUs to Sam Furrow, Tom O’Riordan, and Suhail Rizvi that vest on a quarterly basis over the course of 12 months; (iii) 73,091 RSUs to Kent Savage and Kelly Hoffman that vest on a quarterly basis over the course of 12 months and $19,800 in the form of a cash payment to be paid in quarterly installments of $4,950 each primarily to cover tax obligations associated with the vesting of the RSUs; (iv) 546,000 RSUs to Joe Dahan and 150,000 RSUs to Hamish Sandhu that vest first in an amount equal to 1/8 of the total grant on June 18, 2009 and thereafter every six months until the RSUs are fully vested on December 18, 2012.  The RSUs will be subject to the terms and conditions of the Plan and applicable award agreement to be executed by each participant, a form of which is filed herewith and incorporated herein.

ITEM 8.01      Other Events

Results of Annual Meeting of Stockholders

On September 23, 2008, the Company filed a Definitive Proxy Statement on Schedule 14A with the Securities and Exchange Commission relating to an annual meeting of our stockholders to be held on November 6, 2008.  The purpose of the annual meeting was to vote on the following proposals: (1) to elect seven directors to serve on the Board of Directors until the 2009 annual meeting of stockholders or until their respective successors are elected and qualified; and (2) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending November 30, 2008.

The Board fixed the close of business on September 22, 2008 as the record date for identifying those stockholders entitled to notice of, and to vote, at the annual meeting.  On September 25, 2008, the notice of annual meeting, proxy statement and proxy cards were first mailed to stockholders along with the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007, as amended.  On November 6, 2008, the Company conducted its annual meeting of stockholders and all proposals were approved.

On November 6, 2008, 41,150,073 shares were represented in person or by proxy at the meeting, which reflected approximately 69% of total shares outstanding.  This share amount reflects the addition of certain shares that the Company holds as treasury shares in a segregated brokerage account.  The vote totals on the two proposals were as follows:

	For	Withheld
1. Election of seven directors:
Samuel J. Furrow	40,931,144	218,929
Marc B. Crossman	40,955,259	194,814
Joe Dahan	40,759,020	391,053
Kelly Hoffman	40,092,174	1,057,899
Tom O’Riordan	40,949,459	200,614
Suhail R. Rizvi	40,242,756	907,317
Kent Savage	40,947,419	202,654
	For	Against	Abstain

2. Appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending November 30, 2008	41,110,785	23,886	15,402

ITEM 9.01      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number                                Description

10.1	Form of Restricted Stock Unit Agreement (incorporated by reference to the Current Report on Form 8-K filed on December 21, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC. (Registrant)

Date: November 12, 2008	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director (Principal Executive Officer)

Exhibit Index

Exhibit
Number                                Description

10.1	Form of Restricted Stock Unit Agreement (incorporated by reference to the Current Report on Form 8-K filed on December 21, 2007)